EX-33.1
(logo) FIRST REPUBLIC BANK
It's a priviledge to serve you


Management Assessment

Management of First Republic Bank (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans serviced for others (the Platform) as of and for the year ended December 31, 2012, except for servicing criteria Item 1122(d)(1)(iii), 1122(d)(3)(i)(C), and Item 1122(d)(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

With respect to servicing criteria Item 1122(d)(4)(iv), 1122(d)(4)(xi), and 1122(d)(4)(xii), management has engaged various vendors to perform the activities required by these servicing criteria. The Bank's management has determined that none of these vendors is considered a "servicer" as defined in
Item 1101(j) of Regulation AB, and the Bank's management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). Management has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank's management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

The Bank's management has assessed the Bank's compliance with the applicable servicing criteria as of and for the year ended December 31, 2012. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, except for the servicing criteria listed above, which the Bank has determined are not applicable to the activities it performs.

Based on such assessment, management has concluded that, as of and for the year ended December 31, 2012, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2012.


/s/ Willis H. Newton, Jr.                                       Feb 26, 2013
Willis H. Newton Jr.                                            Date
Executive Vice President and Chief Financial Officer


San Francisco   Palo Alto     Los Angeles   Santa Barbara   Newport Beach
San Diego       Portland      Boston        Greenwich       New York

111 PINE STREET, SAN FRANCISCO, CALIFORNIA 94111, TEL (415) 392-1400 OR (800) 392-1400, FAX (415) 392-1413
CONVENIENT INTERNET BANKING AT www.firstrepublic.com * MEMBER FDIC


(page)


/s/ Nancy Segreto                                               2-26-2013
Nancy Segreto                                                   Date
Senior Vice President, Lending Services

/s/ Tony Sachs                                                  2-26-2013
Tony Sachs                                                      Date
Vice President, Lending Strategy, Products, and Sales


(page)


APPENDIX A


Investor #         Investor Name                                          Loan Count                        Balance
 70                Intrepid LLLP                                             10                                 $7,994,983.10
120                Redwood Trust (Bear Stearns)                              41                                $37,883,732.22
122                Sequioa 2007-2                                            54                                $59,087,187.83
123                SEMT 2007-3                                               14                                $18,859,040.60
162                Citigroup Mortgage Loan Turst Series 2005-6               43                                $25,911,492.79
163                SAMI II 2005-AR5                                         117                               $120,160,081.38
164                MLCC 2005-3                                               52                                $48,689,894.02
165                MLMI 2005-A10                                             39                                $39,284,676.72
166                Redwood Residential Acquisition Corp                       4                                 $3,633,378.93
167                Sequoia Mortgage Trust 2011-1                             68                                $67,482,607.62
168                Sequoia Mortgage Trust 2011-2                            147                               $113,988,859.58
169                Sequoia Mortgage Trust 2012-1                            163                               $168,721,787.16
171                Barclays Bank PLC                                          4                                 $6,582,000.00
172                SEMT 2012-2                                              135                               $135,890,347.31
174                Sequoia Mortgage Trust 2012-3                            103                               $108,554,512.42
175                Harbor View 2003-2(formerly Greenwich)                    23                                $16,076,535.52
176                Harbur View 2004-1(formerly Greenwich)                    46                                $29,985,340.12
177                Harbor View 2004-5(formerly Greenwich)                     9                                 $5,265,374.66
178                Harbor View 2006-6                                         1                                   $429,762.53
179                Harbor View 2007-5                                         7                                 $3,735,546.36
l80                MASTR 2003-5(formerly UBS Warburg)                         4                                 $3,143,362.16
181                Sequoia Mortgage Trust 2012-5                             78                                $76,875,140.83
185                MASTI 2003-4 (formerly UBS Warburg)                       17                                $12,120,429.47
186                MASTR 2005-2                                               1                                    $12,839.67
191                CSFB 2004-5                                                3                                 $1,114,012.87
192                CSFB 2004-6                                                7                                 $1,561,012.61
193                CSFB 2004-7                                                1                                   $444,108.79
195                MLMI 2005-A1                                              44                                $28,660,637.92
196                Merrill Lynch Bank                                        44                                $35,856,761.51
197                MLCC 2006-2                                               80                                $55,400,415.59
199                Sequoia Mortgage Trust 2012-4                             69                                $72,206,357.23
200                Sequoia Mortgage Trust 2012-6                             38                                $37,656,789.90
201                JP Morgan Mortgage Acq. Corp                             436                               $319,090,820.03
210                Washington Mutual (formerly Bank United of Texas)          1                                    $56,975.66
211                BANA                                                      92                               $115,503,384.77
215                Bank United N.A.                                          63                                $69,123,491.03
216                North Valley Bank                                         27                                $28,994,038.66
217                Signature Bank                                            20                                $28,654,257.53
218                RBS Financial Products Inc                               347                               $330,566,850.56
227                Washington Mutual (formerly Bank United of Texas)          4                                   $301,855.33
243                Chase Mortgage Services, Inc                               2                                   $255,984.46
244                Independent National Mortgage                              1                                   $385,943.40
248                Washington Mutual Bank, Flow Sales (PNC)                   3 .                                 $826,426.21
250                CitiMortgage                                               9                                 $3,857,846.66
255                Thornburg Mortgage (WAMU Master Servicer)                  1                                   $403,701.24
260                CitiMortgage                                              17                                 $3,317,122.15
312                Residential Funding                                       55                                $26,217,993.01
313                BofA Funding 2011-SD1                                      2                                 $1,014,765.35
330                U.S. Bank                                                  2                                   $307,651.05
355                Thornburg Mortgage (Wells Fargo Master Servicer)         871                               $688,618,418.12
356                Thornburg 2008-1                                           5                                 $5,670,049.38
357                Everbank                                                  47                                $50,426,112.17
414                Federal Home Mortgage Loan Association                     9                                   $704,505.33
415                FNMA MBS                                                   9                                   $922,650.62
510                CitiMortgage                                               7                                 $1,147,231.86
515                Fannie Mae-Laser                                       4,017                             $1,445,497,154.58
516                Bank of New Canaan                                         3                                 $4,673,224.00
614                Federal Home Loan Mortgage Association                     1                                    $61,851.56
633                Chase Mortgage Services, Inc                               3                                   $215,198.76
636                Bank United of Florida                                     1                                    $41,922.09
637                Bank of America                                            4                                   $403,913.94
720                2002-FRB2 REMIC                                           35                                $23,978,140.69
730                2002-FRB1 REMIC                                           61                                $42,313,140.10
740                200l-FRB1 REMIC                                           66                                $52,205,351.83
750                Washington Mutual Bank                                     1                                   $477,378.21
760                2000-FRB1 REMIC                                           23                                 $9,480,511.69
770                Bear Stearns                                               15                                 $5,811,126.62
775                AAR BART 2003-5 (Bear Stearns)                             40                                $17,953,862.58
777                HVMLT 2006-13                                              1                                   $750,000.00
780                2000-FRB2 REMIC                                           37                                $21,266,449.08

                                                                 Total    7,804                             $4,644,765,310.53
